UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 20, 2013

Date of Report (Date of earliest event reported)

ResMed Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15317	98-0152841
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9001 Spectrum Center Boulevard

San Diego, California 92123

(Address of Principal Executive Offices) (Zip Code)

(858) 836-5000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b), (c), (d).  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

                                      Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer, Director and Executive Chairman

On February 20, 2013, the Board of Directors (the “Board”) of ResMed Inc. (the “Company”) approved the appointment of Michael Farrell, age 40, as the Company’s chief executive officer, to be effective March 1, 2013. Mr. Farrell has served as the Company’s president – Americas since May 2011. He was previously our senior vice president, strategic business unit – sleep from July 2007 to May 2011, and before that role he was our vice president, marketing for the Americas from June 2005 through July 2007, and our vice president, business development. Before joining the Company in September 2000, Mr. Farrell worked in management consulting and biotechnology, as well as in chemicals and steel manufacturing at Arthur D. Little, Genzyme Corporation, The Dow Chemical Company, and BHP Billiton. Mr. Farrell sits on the board of directors of the American Association for Homecare, the Museum of Photographic Arts, San Diego, and the New Children’s Museum, San Diego. Mr. Farrell holds a bachelor of engineering, with first-class honors, from the University of New South Wales, a master of science in chemical engineering from the Massachusetts Institute of Technology, and an M.B.A. from the MIT Sloan School of Management. In addition to his appointment as chief executive officer, Mr. Farrell was appointed to serve as a director on the Board effective as of March 1, 2013. At this time, we do not expect Mr. Farrell to serve on any of the Board’s committees.

On February 20, 2013, and in connection with the appointment of Michael Farrell as the Company’s chief executive officer, the Board determined that Peter Farrell, the current chairman of the Board, president, and chief executive officer of the Company, will serve solely as executive chairman of the Board effective as of March 1, 2013. As executive chairman, Dr. Farrell will remain an executive officer and employee of the Company with responsibility for advising senior management with respect to the strategy, management and operations of the Company. At this time, we expect Dr. Farrell to transition to non-executive chairman of the board as of January 1, 2014, when he will no longer be an executive officer or employee of the Company.

The compensation arrangements in connection with Michael Farrell’s service as the Company’s chief executive officer have not yet been determined. Mr. Farrell will not be entitled to additional compensation for his service as a director.

The compensation arrangements in connection with Peter Farrell’s service as executive chairman have also not yet been determined.

Michael Farrell is the son of Peter Farrell. During the first two quarters of the current fiscal year, the Company made sales in the amount of US $1,451,332 to ResSleep Pty Ltd. ResSleep Pty Ltd. is an Australian customer of the Company that is owned by Paul Farrell, son of Peter Farrell and brother of Michael Farrell. Paul Farrell is chairman and chief executive officer of ResSleep Pty Ltd. Sales transactions between ResSleep Pty Ltd. and the Company’s Australian sales subsidiary are managed independently by the Company’s president – Asia Pacific.

Other Management Appointments

On February 20, 2013, the Board determined that the Company’s current chief operating officer, Robert Douglas, age 53, will also serve as the Company’s president, effective as of March 1, 2013. Mr. Douglas has served as our chief operating officer since September 2011, and his former roles with the Company include president – Asia Pacific and chief, global supply operations from May 2011 thru September 2008, responsible for global manufacturing and commercial distribution and sales operations in the Asia Pacific region; chief operating officer – Asia Pacific from July 2008 through May 2011; chief operating officer – Sydney from 2005 through July 2008, responsible for the Company’s manufacturing and research and development; vice president of operations from 2003 - 2005 responsible for the Company’s manufacturing; and vice president of bilevel division from 2000 – 2003. Mr. Douglas first joined the Company in 2001 in the role of vice president of corporate marketing. Mr. Douglas has a master of business administration from Macquarie University, a bachelor’s degree in electrical engineering with first-class honors and a B.Sc. (computer sciences) from the University of New South Wales, Sydney.

The compensation arrangements in connection with Mr. Douglas’ service as president and chief operating officer have not yet been determined.

Mr. Douglas is not a party to any transaction with the Company or any subsidiary of the Company and has no family relationships with any member of the Board or any other executive officer of the Company.

On February 20, 2013, the Board approved the appointment of Jim Hollingshead, age 49, to succeed Michael Farrell as the Company’s president – Americas, effective March 1, 2013. Mr. Hollingshead joined the Company in March 2010 as vice president of strategy and business development. In August 2011, his role was expanded to include the leadership of ResMed ventures and initiatives, the unit within the Company responsible for growing early stage businesses. Before joining the Company, Mr. Hollingshead spent 18 years in strategy consulting, where he worked with senior executives across a wide range of industries. From September 2008 to February 2010, he was a senior partner in the strategy and life sciences practices in Deloitte Consulting, based in San Francisco. Before that Mr. Hollingshead was managing partner, west coast for Monitor Group, a leading global strategy consulting firm. While at Monitor Group, Mr. Hollingshead worked in various offices around the world, and successfully launched and ran three different practices, including a pan-European marketing strategy practice based in London.

Item 8.01	Other Events.

On February 20, 2013, the Company issued a press release announcing the management transition changes described under Item 5.02. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated here by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibits:	Description of Document

99.1	Press Release dated February 20, 2013

SIGNATURES

We have authorized the person whose signature appears below to sign this report on our behalf, in accordance with the Securities Exchange Act of 1934.

Date: February 26, 2013	RESMED INC.

	By:	/s/ David Pendarvis
	Name:	David Pendarvis
	Its:	Chief administrative officer, global general counsel and secretary

EXHIBIT INDEX

Exhibits:	Description of Document

99.1	Press Release dated February 20, 2013